STRATEGIC ALLIANCE AGREEMENT

        THIS STRATEGIC ALLIANCE AGREEMENT (this "Agreement") is executed as of the 1st day of November, 2000, by and between MDI ENTERTAINMENT, INC., a Delaware corporation ("MDI"), and ELOT, INC., a Virginia corporation ("ELOT").

                                   WITNESSETH:

        WHEREAS, MDI is engaged primarily in the business of securing the rights to and developing innovative and entertaining games and promotions for use in conjunction with lottery games (the "MDI Business");

        WHEREAS, ELOT is engaged primarily in the business of providing a full range of Internet services and support services to legally licensed lotteries providing promotional games and related services and providing a variety of lottery information to the general public (the "ELOT Business");

        WHEREAS, to further expand both the MDI Business and the ELOT Business to the general public, ELOT and MDI desire to form a strategic alliance (the "Alliance"); and

        WHEREAS, the Alliance shall provide that MDI will, on the terms and subject to the conditions hereinafter set forth, market the Products (as defined in Section 2.00 herein) to MDI's Customers and others in the lottery industry (as defined in Section 2.00 herein) in consideration of the payments to be made by ELOT to MDI as hereinafter set forth.

        NOW THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

        1.0 Recitals. The recitals are hereby incorporated into this Agreement and made a part hereof.

        2.0 Scope of Duties. ELOT desires to utilize, and MDI desires to provide, MDI's marketing and sales force to market, on a non-exclusive basis, license and sell ELOT products and deliverables as described in Exhibit 1 attached hereto and made a part hereof and as such Exhibit is updated from time to time (the "Products") to MDI's Customers (as defined below). MDI shall use commercially reasonable efforts to market and sell the Products to its customers, which consist of the government operated lotteries throughout the world ("MDI's Customers") . Additionally, MDI shall, to the extent required to perform its obligations under this Agreement, act as a liaison between ELOT and MDI's Customers. The terms of this agreement shall be limited to the Products set forth in Exhibit 1 and shall not include any products it may market for itself, for Scientific Games or its parent, Autotote, or any other party. The terms of this Agreement shall specifically not include the marketing of Internet lottery games to MDI Customers and others.

        3.0 Term. Subject to the provisions of termination as hereinafter provided, the term of this Agreement shall commence on October 20, 2000 and terminate on October 19, 2005; provided, however, that this Agreement shall automatically be renewed for successive one (1) year terms thereafter, unless either party gives the other notice to terminate the Agreement at the expiration of any term, at least ninety (90) days prior to the expiration of said term.

        4.0 Training/Literature. MDI and ELOT shall, to the extent required for each party to successfully perform its obligations hereunder, establish a training program to familiarize MDI's employees with the Products. Such training program shall be rendered at ELOT's expense in Norwalk or Hartford, Connecticut, or at such other location as the parties mutually agree. ELOT shall provide MDI and its employees, at ELOT's expense, with sufficient literature and samples of the Products to enable MDI to perform its obligations hereunder.

        5.0    Commissions and Incentive Program.

        5.1 Commissions. For the sale or license of Products and their related intellectual property rights to MDI's Customers or others in the lottery industry during each year of the term of this Agreement, per Customer . MDI shall be paid a commission according to the schedule contained in Exhibit 2.

        5.2 Payment of Commissions. At such time as MDI reaches agreement for or as to the sale of a Product, MDI will promptly provide ELOT with a term sheet describing such sale. ELOT will be responsible for providing the necessary contract for the sale of the Product, and MDI and ELOT will mutually determine whether the contracting party shall be MDI or ELOT. If the contracting party is ELOT, ELOT shall pay MDI its commission. If the contracting party is MDI (whether under a new or existing contract), MDI shall retain its pro rata commission, if applicable, from the revenues and remit the balance to ELOT. ELOT shall maintain books and records for the foregoing receivables and payables, and ELOT shall notify MDI on a monthly basis of the account balances for each customer. This information shall be provided to MDI by the fifth working day of each month or as otherwise agreed by both parties. If any commissions are paid in ELOT stock, ELOT agrees to immediately register these shares for sale.

        5.3 MDI's Incentive Program. MDI agrees to establish an incentive program which, among other things, provides for MDI's sales employees to receive an incentive bonus for each sale of the Products. Such incentive program shall be designed to motivate MDI's sales force to market, sell and promote the Products. MDI shall set the incentives in it's sole discretion and nothing herein shall prohibit MDI from offering other incentive programs to its employees unrelated to ELOT.

        6.0    Customer Contracts/Pricing.

        6.1 Customer Contacts. Within thirty (30) days of the commencement date of this Agreement, ELOT shall provide MDI with a report on the status of its contacts with MDI's Customers for the sale of Products. MDI shall use commercially reasonable efforts to keep ELOT informed of its contacts with MDI's Customers regarding the Products and invite ELOT to participate in meetings and presentations when the Products are discussed.

        6.2 Reports/Updates. ELOT shall provide MDI with monthly updates setting forth any changes to the Products offered by ELOT. MDI shall provide ELOT with quarterly reports setting forth the marketing activities of MDI's employees, the Products sold by MDI and the terms of such sales. ELOT shall provide to MDI new marketing materials and training updates on all products.

        7.0    Customers/Confidential Information.

        7.1 Customers. Upon termination or expiration of this Agreement, ELOT may continue to sell the Products to MDI's Customers without having to pay any commission to MDI for Customer contracts entered into from and after the date of termination or expiration. All customer contracts entered into prior to the date of termination or expiration, and any non competitive renewals or extensions of such contracts, shall be subject to payment of commissions.

        7.2 Confidential Information. All confidential or proprietary pricing and customer information provided by either party to the other shall remain strictly confidential. Neither party shall sell, rent, transmit or otherwise give access to such information to any third person, except to their personnel for the purposes of carrying out this Agreement or with the other party's written consent. The provisions of this paragraph shall not apply to information of either party which is (a) in the public domain; (b) already known to the party to whom it is disclosed at the time of such disclosure as documented by records in its possession prior to such disclosure; (c) subsequently received by the party in good faith from a third party having prior right to make such subsequent disclosure; (d) independently developed by the party without use of the information disclosed pursuant to this Agreement; (e) approved in writing for unrestricted release or unrestricted disclosure by the party owning or disclosing the information; or (f) produced or disclosed pursuant to applicable laws, regulations or court order.

        8.0 Termination. This Agreement shall terminate immediately upon the occurrence of any of the following events:

               (i) the breach by either party of any material term of this Agreement, and the breaching party has failed to cure such breach following thirty (30) days written notice thereof from the non-breaching party;

               (ii) The appointment of a receiver or trustee to manage the assets of either party;

               (iii) The assignment for the benefit of creditors of the assets of either party; or

               (iv) The occurrence of any act of bankruptcy by either party.

        9.0    General.

        9.1 Force Majeure. Neither party shall be considered in default of this Agreement if the fulfillment of all or part of its obligations are delayed or prevented due to "force majeure". "Force majeure" is an external unforeseeable and irresistible event, making it absolutely impossible to fulfill an obligation.

        9.2 Severability. If any section, paragraph, or provision (in all or in part) in this Agreement is held invalid or unenforceable, it shall not, in any way, have any effect on any other section, paragraph or provision in this Agreement, nor on the remaining section, paragraph, or provision unless otherwise clearly provided for under this Agreement.

        9.3 Notices. Any notice intended for either party is deemed to be validly given if it is done in writing and sent certified mail, return receipt requested, or by courier service to such party's address as stated in this Agreement, or to any other address that the concerned party may have notified in writing to the other party in accordance with the provisions hereof.

If to ELOT:                  ELottery, Inc.
                             301 Merritt 7 Corporate Park
                             Norwalk, CT  06851
                             Telecopy Number:  (203) 840-8639
                             Attention:  Ed McGuinn, President & CEO

With a copy to:              Cahill, Gordon & Reindel
                             80 Pine Street
                             New York, NY 10005
                             Telecopy Number (212) 269-5420
                             Attention Richard E. Farley, Esquire

If to MDI:                   MDI Entertainment, Inc.
                             201 Ann Street
                             Hartford, Connecticut  06103
                             Telecopy Number:  (860) 527-5920
                             Attention: Mr. Steven M. Saferin, President and CEO


With a Copy to:              Mintz Levin Cohen Ferris Glovsky and Popeo, P.C.
                             Chrysler Center, 666 Third Avenue
                             New York, NY 10017
                             Telecopy Number (212) 983-3115
                             Attention: Kenneth Koch

        9.4 Headings. The headings in this Agreement are used only for reference and convenience purposes; they do not modify in any manner the significance or the object of the provisions they designate.

        9.5 Schedules. Whenever the Exhibits, including updates, of this Agreement are duly initialed by both MDI and ELOT, such exhibits shall be considered as an integral part of the Agreement.

        9.6 Entire Agreement. This Agreement constitutes the entire agreement entered into between the parties concerning the subject matter hereof. Declarations, representations, promises or conditions other than those stated in this Agreement shall not be construed in any way as to contradict, modify or affect the provisions of this Agreement.

        9.7 Amendment. This Agreement cannot be amended or modified except by another written document duly signed by both parties hereto.

        9.8 Non-Transfer. Neither of the parties shall assign, transfer nor convey, in any way, its rights in this Agreement to any third party without first obtaining the written consent of the other.

        9.9 Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of New York and any action brought in regard to this contract or matters arising as a result of this contract are exclusively within the jurisdiction of the State of New York. MDI and ELOT each represents to the other that it is qualified to do business in the State of New York and is amenable to service of process in the State of New York.

        9.10 Waiver. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of that party at a later time to enforce that or any other provision. No waiver by any party of any condition or of any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of that or any other condition or breach. All waivers must be in writing.

        9.11 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which shall together constitute one document.

IN WITNESS WHEREOF, the parties hereunder have duly caused this Agreement to be executed as of the day and year first above written.

MDI ENTERTAINMENT, INC.                     ELOT, INC.

By:   /s/ Steven M. Saferin                        By:  /s/ Edward McGuinn
     -------------------------------                   -------------------
Steven M. Saferin, President & CEO               Edward McGuinn, President & CEO

Date:   November 1, 2000                           Date:  November 1, 2000
      ---------------------------------                  -----------------